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[REGIS-LETTERHEAD]                PRESS RELEASE                        EXHIBIT A


                         Contact:  REGIS CORPORATION        SUPERCUTS, INC.
                                   Paul D. Finkelstein      Thomas L. Gregory
                                   Frank E. Evangelist      Steve Price
                                   Randy L. Pearce          (415) 693-4700
                                   (612) 947-7000

                                   MORGEN-WALKE ASSOCIATES:
                                   David Walke/June/Filingeri/Melissa Garelick
                                   Press Contact:  Leslie Feldman
                                   (212) 850-5600


               REGIS CORPORATION AND SUPERCUTS, INC. SET DATE FOR
             SPECIAL MEETINGS OF SHAREHOLDERS AND MAIL MERGER PROXY

     MINNEAPOLIS, MN. (September 25, 1996) -- Regis Corporation (Nasdaq:RGIS) and Supercuts, Inc. (Nasdaq:CUTS) announced today that both boards of directors have received confirmation of the fairness opinion on the merger of the two companies contemplated by the agreement entered into on July 14, 1996. Further, the companies have set October 23, 1996 as the date of the special meetings of their shareholders to vote on the merger and have mailed a joint proxy statement to shareholders. The record date for the meetings are September 19, 1996 for Regis shareholders and September 24, 1996 for Supercuts shareholders.

     Regis Corporation, based in Minneapolis, currently operates over 1,950 salons in five divisions: Regis Hairstylists, MasterCuts, Trade Secret, Wal-Mart, and International. Supercuts, Inc., based in San Francisco, currently operates over 500 salons and franchises over 650 salons.


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